UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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VITACOST.COM INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Investor Contact:
Vitacost.com
Kathleen Reed
Director of Investor Relations
561.982.4180

ICR, Inc.
John Mills
Senior Managing Director
310.954.1105

Vitacost.com, Inc. Announces Preliminary Results of Contested Consent Solicitation with Great Hill Partners

BOCA RATON, Fla., July 16, 2010 – Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products, announced that Great Hill Investors, LLC, Great Hill Equity Partners III, L.P., and Great Hill Equity Partners IV, L.P. (“GHP”), has delivered to the company and its registered agent written consents from holders of the Company’s outstanding common stock as of the June 2, 2010 record date for GHP’s consent solicitation.  Although the votes have not yet been certified, GHP has indicated to the company that such written consents represent votes from record holders of a majority of the outstanding shares of common stock (i) “for” amending the company’s bylaws to permit the company’s stockholders to fill vacancies on the company’s board of directors; (ii) “for” the removal of incumbent company directors - Messrs. Ezra, Gitler, Ilfeld and Pabst; (iii) “for” the election as company directors of Messrs. Gaffney, Jung, Kumin, and Stibel.

Vitacost.com has hired IVS Associates, Inc. to serve as an independent inspector of election to review the validity and certify the written consents delivered by GHP. The company will publicly announce the results of GHP’s written consent solicitation and the company’s revocation of consent solicitation once the final results have been certified by IVS.

About Vitacost.com, Inc.

Vitacost.com, Inc. (Symbol: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com, as well as through its catalogs. Vitacost.com, Inc. strives to offer its customers the broadest product selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Additional Information Regarding the Consent Revocation Solicitation and Where to Find It

In connection with a consent revocation solicitation, Vitacost.com Inc. filed a definitive consent revocation statement on Schedule 14A with the SEC on May 28, 2010.  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VITACOST.COM INC. AND THE CONSENT REVOCATION SOLICITATION.  The definitive consent revocation statement was mailed to Vitacost.com Inc. stockholders.  Investors and stockholders may obtain a free copy of these documents and other documents filed by Vitacost.com Inc. at the SEC's website at www.sec.gov and at the Investor Relations section of the company’s website at www.vitacost.com.  The consent revocation statement and such other documents may also be obtained for free from Vitacost.com Inc. by directing such request to Vitacost.com Inc., Attention: Kathleen Reed, 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487, Telephone: 561-982-4180.

Vitacost.com Inc. and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from its stockholders in connection with the consent revocation solicitation.  Information about Vitacost.com Inc.'s directors and executive officers is set forth in Vitacost.com Inc.'s definitive consent revocation statement on Schedule 14A, which was filed with the SEC on May 28, 2010.